Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
GTX Corp

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 27, 2011, relating to the consolidated financial statements of GTX Corp, which appears in the Prospectus.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas
October 26, 2011